Exhibit 99.1

Rosetta Resources Inc. Announces Temporary Interruption in Production from Eagle Ford Shale in South Texas

HOUSTON, July 26, 2011 (GlobeNewswire via COMTEX News Network) -- Rosetta Resources Inc. (Nasdaq:ROSE) ("Rosetta" or the "Company") today announced a temporary interruption to a portion of daily production from its Gates Ranch assets in the Eagle Ford shale in South Texas due to an operational upset at a gathering and processing facility owned by a midstream service provider. Volumes of approximately 75 million cubic feet of net equivalent daily production have been curtailed since July 20, 2011.  A second midstream service provider continues to take the balance of field production.  We expect a partial return of service in the next few days and a return to full service shortly thereafter.  The Company will provide an update if conditions change, or when plant operations return to normal and production curtailments end.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in North America.  The Company’s activities are primarily located in South Texas, including its largest producing region in the Eagle Ford shale and in the Southern Alberta Basin in northwest Montana.  The Company is a Delaware Corporation based in Houston, Texas.

Forward-Looking Statements

This press release includes forward-looking statements, which give the Company's current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, such as expectations regarding drilling plans, including the acceleration thereof, production rates and guidance, resource potential, incremental transportation capacity, exit rate guidance, net present value, development plans, progress on infrastructure projects, exposures to weak natural gas prices, changes in the Company's liquidity, changes in acreage positions, expected expenses, expected capital expenditures, and projected debt balances. The assumptions of management and the future performance of the Company are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect the Company's business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; the Company's ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the abilities of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in the Company's assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; pipeline construction difficulties; climatic conditions; availability and cost of material, equipment and services; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of the Company's properties; the Company's ability to retain skilled personnel; diversion of management's attention from existing operations while pursuing acquisitions or dispositions; availability of capital; the strength and financial resources of the Company's competitors; regulatory developments; environmental risks; uncertainties in the capital markets; uncertainties with respect to asset sales; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in the Company's most recent Form 10-K, Form 10Q and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Investor Contact:

Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com